Exhibit 99.1

December 8, 2020

CEDE & Co

The Depository Trust Company

(As holder of the global note evidencing

the 2.50% Convertible Senior Notes due

2027 of SEACOR Holdings Inc.)

PO Box 20

Bowling Green Station

New York, NY 10004

Wells Fargo, Bank, N.A., as Trustee and Conversion Agent

600 South 4th Street, 6th Floor

MAC N9300-060

Minneapolis, MN 55415

Attn: SEACOR Holdings Inc. Account Manager

Re:	SEACOR Holdings Inc. 2.50% Convertible Senior Notes due 2027 (CUSIP: 811904AM3) Notice of Make-Whole Fundamental Change

Ladies and Gentlemen:

Reference is made to that certain Indenture, dated as of December 11, 2012 (the “Indenture”), by and between SEACOR Holdings Inc., a Delaware corporation (the “Company” or “SEACOR”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Company’s 2.50% Convertible Senior Notes due 2027 (the “Notes”) were issued. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

On December 4, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Safari Parent, Inc., a Delaware corporation (“Parent”), Safari Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and SEACOR.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of SEACOR, subject to exception related to Common Stock owned by Merger Sub or Parent, if any, or treasury shares owned by SEACOR, at a price of $41.50 per Share (the “Offer Price”), all on the terms and subject to the conditions set forth in the Merger Agreement. The obligation of Merger Sub to accept for purchase and pay for the Shares pursuant to the Offer is subject to customary conditions, including, among others, that at least 66 and 2/3% of the outstanding Shares are tendered in the Offer. Following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into SEACOR pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with SEACOR emerging as the surviving corporation (the “Merger”). Pursuant to the terms of the Merger Agreement, if the Merger is completed, holders of Shares that did not participate in the Offer (excluding any dissenting Shares subject to appraisal rights under the DGCL) will receive cash consideration of $41.50 per share in the Merger, the same consideration payable to holders of Shares that participate in the Offer.

Upon consummation of the Merger, the Notes will remain obligations of the Company.

Notice of Convertibility of the Notes

In accordance with Article 3 of the Indenture, notice is hereby given that a Make-Whole Fundamental Change will occur upon the consummation of the Offer as a result of the acquisition of in excess of 50% of the outstanding Common Stock by Merger Sub. An additional Make-Whole Fundamental Change will occur upon the consummation of the Merger and resulting de-listing of the Common Stock from the New York Stock Exchange. Accordingly, solely for the purpose of providing notice under Section 4.01(b)(iv) of the Indenture, the Company currently anticipates that the date on which the Make-Whole Fundamental Change will become effective will be January 18, 2021 (the “Anticipated Effective Date”). The Company is unable to give any assurances as to the actual date on which the Offer and Merger will be consummated, if at all, because each of the Offer and the Merger remains subject to regulatory approval and other closing conditions, and it is possible the Effective Date will occur prior to January 18, 2021.

Pursuant to Article 4 of the Indenture, Holders may surrender Notes for conversion at any time during the period that:

•	begins on December 9, 2020 the Business Day after the Company has given notice to the Holders of the potential Make-Whole Fundamental Change; and

•

ends on, and includes, the Business Day immediately preceding the Fundamental Change Purchase Date, which the Company will publicly announce in a notice sent to each Holder within fifteen (15) calendar days after the Merger Closing (the “Fundamental Change Company Notice”).

The Conversion Rate in effect on the date of this notice is 19.0381 shares of Common Stock per $1,000 principal amount of Notes, equal to a Conversion Price of $52.52 per share of Common Stock.

Holders should be aware that Article 4 of the Indenture governs the conversion procedure for Notes surrendered for conversion. The Company will use the same Settlement Method for all conversions occurring on the same Conversion Date prior to the Effective Date of the Make-Whole Fundamental Change, but does not have an obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days prior to the Effective Date of the Make-Whole Fundamental Change. The Company will deliver a notice of Settlement Method to Holders converting through the Trustee no later than the Close of Business on the Scheduled Trading Day immediately following the Conversion Date. After the Effective Date of the Make-Whole Fundamental Change all conversions will be settled in cash pursuant to the provisions of Section 4.07(b) of the Indenture.

Notice of Make-Whole Fundamental Change

If the Offer and Merger are consummated, upon the closing, a Make-Whole Fundamental Change will occur. Notwithstanding the Make-Whole Fundamental Change, no increase to the Conversion Rate applicable to the Notes that are surrendered for conversion after the Effective Date of the Make-Whole Fundamental Change is applicable as the consideration payable in the Offer and Merger is less than $42.82, the adjusted lower limit on Conversion Rate adjustments in connection with Make-Whole Fundamental Changes as set forth in Section 4.07(d)(iii) of the Indenture.

Please refer to Article 4 of the Indenture for a more complete description of the Notice of Make-Whole Fundamental Change.

Conversion Procedures

A Holder may convert a portion of a Note, but only if that portion is an integral multiple of $1,000 in principal amount.

The Company will pay any documentary, stamp or similar issue or transfer tax or duties, if any, relating to the issuance or delivery of shares of securities upon conversion of a Note. However, a Holder that converts a Note must pay any such tax or duty that is due because such securities or other consideration are issued in a name other than such Holder’s name.

The Trustee has informed the Company that, as of the date of this Notice, The Depository Trust Company (“DTC”) is the sole registered Holder of the Notes, all custodians and beneficial holders of the Notes hold the Notes through DTC accounts and there are no certificated Notes in non-global form. To convert a beneficial interest in a Note that is a Global Security, the Holder must, in addition to complying with any other rules and procedures of DTC:

(1) cause there to be completed and delivered an appropriate instruction form for conversion, in accordance with the rules and procedures of DTC;

(2) cause there to be delivered to the Conversion Agent, through the facilities of DTC, in accordance with the rules and procedures of DTC, the interest in the Global Security to be converted;

(3) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture (see “Interest Payments” below); and

(4) pay any tax or duty if required pursuant to the Indenture.

Interest Payments

Except as provided in the Notes or in Article 4 of the Indenture, no payment or adjustment will be made for accrued and unpaid interest on a converted Note or for dividends on any Common Stock issued on or prior to conversion. If a Holder surrenders a Note for conversion after 5:00 p.m. New York City time (the “Close of Business”) on a Regular Record Date for the payment of an installment of interest, the Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the next Interest Payment Date; provided, however, that no payment is necessary if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the next Interest Payment Date, or for any overdue interest existing, if any, at the time of conversion.

The Notes bear interest at an annual rate of 2.50%, payable semi-annually in arrears, computed on the basis of a 360-day year of twelve 30-day months. The interest payment dates for the Notes are June 15 and December 15 of each year, and the corresponding record dates are the immediately preceding June 1 and December 1, respectively.

Conversion Date

The Conversion Date, as set forth in the Indenture, is the date on which the Holder delivers to the Conversion Agent, by book-entry transfer through the facilities of DTC in accordance with the rules and procedures of DTC, its interest in the Global Note to be converted.

If the Offer and Merger Are Consummated, Company Obligation to Offer Repurchase Option to All Holders

If the Offer and Merger are consummated, then, in accordance with the Indenture, the Company also will send a Fundamental Change Company Notice. This Fundamental Change Company Notice will set forth the information required by Article 3 of the Indenture, including but not limited to, the date of the effective date of the Fundamental Change, the Fundamental Change Purchase Price and the Fundamental Change Purchase Date, as defined below.

Pursuant to Article 3 of the Indenture, each Holder of Notes shall have the right (the “Fundamental Change Purchase Right”), at such Holder’s option, to require SEACOR to repurchase all of such Holder’s Notes (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Purchase Date”), which shall be not less than twenty (20) Business Days, nor more than thirty-five (35) Business Days, after the date the Fundamental Change Company Notice is sent in accordance with the Indenture. Upon the satisfaction of the requirements of Article 3 of the Indenture, the Holder’s repurchase option shall require the Company to repurchase all of such Holder’s Notes at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Notes (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any (the “Fundamental Change Purchase Price”), to, but excluding, the Fundamental Change Purchase Date; provided, however, that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of record on the Regular Record Date and the Fundamental Change Purchase Price shall equal 100% of the principal amount of the Notes tendered for purchase.

Notice of Supplemental Indenture

Pursuant to Article 4 of the Indenture, the Company is notifying Holders of its 2.50% Convertible Senior Notes due 2027 that, if the Offer and Merger are consummated, upon the consummation, the Company may, to the extent required under the Indenture, enter into a supplemental indenture on or about the date of the closing, which will affect the rights of Holders of the Notes. To the extent required under the Indenture, the supplemental indenture will be entered into by the Company pursuant to Articles 4, 8 and 9 of the Indenture, which permit the Company to enter into indentures supplemental to the Indenture, without the consent of the Holders, for the purpose of complying with certain terms of the Indenture, including, but not limited to, a Make-Whole Fundamental Change. This notice is intended to satisfy the notification requirements pursuant to the Indenture with respect to such supplemental indenture.

The Conversion Agent

Wells Fargo Bank, National Association, the Trustee under the Indenture, is acting as Conversion Agent. Its contact information follows:

Wells Fargo Bank, National Association

600 South 4th Street, 6th Floor

MAC N9300-060

Minneapolis, MN 5415

Attn: SEACOR Holdings Inc. Account Manager

Phone: (800) 344-5128

Email: bondholdercommunications@wellsfargo.com

Please refer to the Indenture for a more complete description of the convertibility of the Notes, the consideration due upon conversion and when such consideration must be paid by the Company.

SEACOR Contact

If you have any questions, please contact Bruce Weins, Senior Vice President and Chief Financial Officer (954) 523-2200.

Very truly yours,

SEACOR HOLDINGS INC.

By:	/s/ Bruce Weins
Name:	Bruce Weins
Title:	Senior Vice President and Chief Financial Officer